Exhibit 99.1

News Release

PS Business Parks, Inc.

701 Western Avenue

Glendale, CA 91201-2349

psbusinessparks.com

For Release:	Immediately
Date:	October 22, 2019
Contact:	Jeff Hedges
(818) 244-8080, Ext. 1649

PS Business Parks, Inc. Reports Results for the Quarter Ended September 30, 2019

GLENDALE, California—PS Business Parks, Inc. (NYSE:PSB) reported operating results for the three and nine months ended September 30, 2019.

Acquisition and Disposition Update

During the quarter ended September 30, 2019, the Company acquired Hathaway Industrial Park (the “Park”) located in Santa Fe Springs, California, for a total purchase price of $104.3 million, inclusive of capitalized transaction costs. The Park consists of ten buildings totaling 543,000 square feet situated on 27 acres of land and is 100% occupied with suites ranging from 5,000 to 288,000 square feet. The Park is located in a prime last-mile location in the heart of the Los Angeles Mid-Counties submarket with access to strong demographics of over 6 million people within a 15-mile radius.

Subsequent to quarter end, the Company completed the sale of three business parks located in Montgomery County, Maryland: Metro Park North, Meadow Business Park and WesTech Business Park. The parks, consisting of 28 buildings totaling approximately 1.3 million square feet, sold for a gross sales price of $148.8 million. The Company retained one single-tenant government building totaling 113,000 square feet and a long-term ground lease at Metro Park North. The portfolio of assets which sold had been classified as held for sale for the three and nine months ending September 30, 2019 and all comparable periods.

Operating Results for the Three and Nine Months Ended September 30, 2019

Net income allocable to common shareholders was $26.3 million, or $0.96 per diluted common share, for the three months ended September 30, 2019, an increase of $1.2 million, or 4.7%, from $25.1 million, or $0.92 per diluted common share, for the same period in 2018. The increase was mainly due to an increase in net operating income (“NOI”) with respect to the Company’s real estate facilities partially offset by an increase in general and administrative expense primarily from a one-time charge to stock compensation expense of $1.1 million resulting from a modification to the Retirement Plan for Non-Employee Directors. The increase in NOI includes a $2.4 million, or 3.6%, increase attributable to Same Park facilities driven by an increase in rental rates, combined with increased NOI from Non-Same Park and multifamily assets, partially offset by reduced NOI generated from assets held for sale as of September 30, 2019.

Net income allocable to common shareholders was $81.2 million, or $2.95 per diluted common share, for the nine months ended September 30, 2019, a decrease of $60.2 million, or 42.6%, from $141.4 million, or $5.16 per diluted common share, for the same period in 2018. The decrease was mainly due to the gain on sale of real estate facilities sold during the first nine months of 2018 that did not recur in 2019, partially offset by an increase in NOI with respect to the Company’s real estate facilities. The increase in NOI includes an $8.6 million, or 4.4%, increase attributable to Same Park facilities driven by an increase in rental rates, combined with increased NOI from Non-Same Park and multifamily assets, partially offset by reduced NOI generated from facilities sold in 2018.

Funds from Operations (“FFO”), Core FFO and Funds Available for Distribution (“FAD”)

FFO increased 4.6% during the three months ended September 30, 2019 compared to the same period in 2018, increasing to $1.71 per share from $1.64 per share in the prior period. FFO increased 6.7% during the nine months ended September 30, 2019 compared to the same period in 2018, increasing to $5.13 per share from $4.81 per share in the prior period. FFO is a non-GAAP (generally accepted accounting principles) measure defined by the National Association of Real Estate Investment Trusts and generally represents GAAP net income before (i) real estate depreciation and amortization expense, (ii) gains or losses on sales of operating properties and (iii) land and impairment charges on real estate assets.

Core FFO per share was exactly equal to FFO per share for the three and nine months ended September 30, 2019 and 2018. Core FFO is also a non-GAAP measure that represents FFO excluding the impact of (i) charges related to the redemption of preferred stock and (ii) nonrecurring income or expense items, neither of which were incurred by the Company during the three and nine month periods ended September 30, 2019 and 2018.

FAD was $51.4 million for the three months ended September 30, 2019 as compared to $45.6 million for the same period in 2018, an increase of 12.7%. FAD was $149.9 million for the nine months ended September 30, 2019 as compared to $136.3 million for the same period in 2018, an increase of 9.9%. FAD is a non-GAAP measure that represents Core FFO adjusted to (i) deduct recurring capital improvements and capitalized tenant improvements and lease commissions and (ii) remove certain non-cash income or expenses such as straight-line rent and stock compensation expense.

FFO, Core FFO and FAD are not substitutes for GAAP net income. Other real estate investment trusts (“REITs”) may compute Core FFO and FAD differently, which could inhibit comparability. We believe our presentations of FFO, Core FFO and FAD assist investors and analysts in analyzing and comparing our operating and financial performance between reporting periods.

Property Operations–Same Park Portfolio

We believe that evaluation of our Same Park portfolio, defined as all properties owned and operated as of September 30, 2019 that were acquired prior to January 1, 2017, provides an informative view of how the Company’s portfolio has performed over comparable periods. As of September 30, 2019, our Same Park portfolio consisted of 25.8 million rentable square feet, or 89.6% of the 28.8 million rentable square feet in the Company’s total portfolio, and excludes our 95.0% interest in a 395-unit multifamily property. Approximately 1.3 million square feet of flex and office business parks located in Rockville and Silver Spring, Maryland, have been classified as held for sale as of September 30, 2019; therefore, these parks have been removed from Same Park results for the three and nine months ended September 30, 2019 and 2018. Subsequent to September 30, 2019, the Company completed the sale of these parks for a gross sales price of $148.8 million.

The following table presents the unaudited operating results of the Company’s Same Park facilities for the three and nine months ended September 30, 2019 and 2018 (in thousands, except per square foot amounts):

	For the Three Months			For The Nine Months
	Ended September 30,			Ended September 30,
	2019	2018	Change	2019	2018	Change
Rental income (1)	$96,234	$92,356	4.2%	$287,872	$275,976	4.3%

Adjusted cost of operations (2)
Property taxes	10,302	9,726	5.9%	30,638	29,238	4.8%
Utilities	5,309	5,438	(2.4%)	14,825	15,010	(1.2%)
Repairs and maintenance	5,940	5,358	10.9%	17,666	16,485	7.2%
Snow removal	—	—	—	1,049	655	60.2%
Other expenses	6,173	5,730	7.7%	18,935	18,452	2.6%

Total	27,724	26,252	5.6%	83,113	79,840	4.1%

NOI (2) (3)	$68,510	$66,104	3.6%	$204,759	$196,136	4.4%

Selected Statistical Data
NOI margin (4)	71.2%	71.6%	(0.6%)	71.1%	71.1%	-
Weighted average square foot occupancy	94.7%	95.1%	(0.4%)	94.6%	94.7%	(0.1%)
Annualized revenue per occupied square foot (5)	$15.74	$15.05	4.6%	$15.72	$15.05	4.5%
Revenue per available foot (RevPAF) (6)	$14.91	$14.31	4.2%	$14.87	$14.26	4.3%

(1)

Same Park rental income includes lease buyout income of $183,000 and $213,000 for the three months ended September 30, 2019 and 2018, respectively, and $1.1 million and $463,000 for the nine months ended September 30, 2019 and 2018, respectively.

(2)

Adjusted cost of operations, as presented above, excludes stock compensation expense for employees whose compensation expense is recorded in cost of operations, which can vary significantly period to period based upon the performance of the Company. Beginning January 1, 2019, the Company has recorded our divisional vice presidents’ compensation costs within general and administrative expense as we determined that the nature of these individuals’ responsibilities is more consistent with corporate oversight as opposed to direct property operations. As a result of this change, we have reclassified divisional vice presidents’ compensation costs totaling $281,000 and $936,000 for the three and nine months ended September 30, 2018, respectively, from adjusted cost of operations into general and administrative expenses in order to conform to the current period presentation. Non-cash compensation expense for our divisional vice presidents, which totaled $143,000 and $445,000 for the three and nine months ended September 30, 2018, respectively, had previously been excluded from adjusted cost of operations.

(3)

We utilize NOI, a non-GAAP financial measure, to evaluate the operating performance of our business parks. We define NOI as rental income less adjusted cost of operations. We believe NOI assists investors in analyzing the performance and value of our business parks by excluding (i) corporate overhead (i.e., general and administrative expenses) because it does not relate to the direct operating performance of our business parks, (ii) depreciation and amortization expense because it does not accurately reflect changes in the fair value of our business parks and (iii) stock compensation expense because this expense item can vary significantly from period to period and thus impact comparability across periods.

(4)	NOI margin is computed by dividing NOI by rental income.
(5)

Revenue per occupied square foot is computed by dividing rental income during the period by weighted average occupied square feet during the same period. For the three and nine month periods ending September 30, 2019 and 2018, rental income amounts have been annualized.

(6)

Revenue per available foot (RevPAF) is computed by dividing rental income during the period by weighted average available square feet during the same period. For the three and nine month periods ending September 30, 2019 and 2018, rental income amounts have been annualized.

The following table summarizes unaudited selected quarterly financial data with respect to the Same Park facilities (in thousands, except per square foot amounts):

	For the Three Months Ended
	March 31	June 30	September 30	December 31
Rental income
2019	$95,693	$95,945	$96,234	$—
2018	$91,678	$91,942	$92,356	$92,459

Adjusted cost of operations (1)
2019	$28,442	$26,947	$27,724	$—
2018	$27,222	$26,366	$26,252	$25,495

NOI (1)
2019	$67,251	$68,998	$68,510	$—
2018	$64,456	$65,576	$66,104	$66,964

Weighted average square foot occupancy
2019	94.7%	94.3%	94.7%	—
2018	94.5%	94.5%	95.1%	95.4%

Annualized revenue per occupied square foot
2019	$15.66	$15.77	$15.74	$—
2018	$15.04	$15.08	$15.05	$15.01

RevPAF
2019	$14.83	$14.87	$14.91	$—
2018	$14.21	$14.25	$14.31	$14.33

(1)

Beginning January 1, 2019, the Company has recorded our divisional vice presidents’ compensation costs within general and administrative expense as we determined that the nature of these individuals’ responsibilities is more consistent with corporate oversight as opposed to direct property operations. To conform to current period presentation, we have reclassified divisional vice presidents’ compensation costs totaling $366,000, $289,000, $281,000 and $281,000 for each of the three months ended March 31, 2018, June 30, 2018, September 30, 2018 and December 31, 2018, respectively, from adjusted cost of operations into general and administrative expenses. Non-cash compensation expense for our divisional vice presidents had previously been excluded from adjusted cost of operations.

Distributions Declared

On October 22, 2019, the Board of Directors declared a quarterly dividend of $1.05 per common share. Distributions were also declared on the various series of depositary shares, each representing 1/1,000 of a share of preferred stock. Distributions will be payable on December 30, 2019 to shareholders of record on December 13, 2019.

Company Information

PS Business Parks, Inc., a member of the S&P MidCap 400, is a REIT that acquires, develops, owns and operates commercial properties, primarily multi-tenant industrial, flex and office space. As of October 22, 2019, the Company wholly owned 27.5 million rentable square feet with approximately 4,900 commercial customers in six states and held a 95.0% interest in a 395-unit apartment complex.

Forward-Looking Statements

When used within this press release, the words “may,” “believes,” “anticipates,” “plans,” “expects,” “seeks,” “estimates,” “intends” and similar expressions are intended to identify “forward-looking statements.” Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results and performance of the Company to be materially different from those expressed or implied in the forward-looking statements. Such factors include the impact of competition from new and existing commercial facilities which could impact rents and occupancy levels at the Company’s facilities; the Company’s ability to evaluate, finance and integrate acquired and developed properties into the Company’s existing operations; the Company’s ability to effectively compete in the markets that it does business in; the impact of the regulatory environment as well as national, state and local laws and regulations including, without limitation, those governing REITs; the impact of general economic conditions upon rental rates and occupancy levels at the Company’s facilities; the availability of permanent capital at attractive rates, the outlook and actions of rating agencies and risks detailed from time to time in the Company’s SEC reports, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K.

Additional information about PS Business Parks, Inc., including more financial analysis of the third quarter operating results, is available on the Company’s website at psbusinessparks.com.

A conference call is scheduled for Wednesday, October 23, 2019, at 10:00 a.m. PDT (1:00 p.m. EDT) to discuss third quarter results. The toll free number is (877) 876-9173; the conference ID is PSBQ319. The call will also be available via a live webcast on the Company’s website. A replay of the conference call will be available through November 6, 2019 at (800) 839-8708, as well as via webcast on the Company’s website.

Additional financial data attached.

PS BUSINESS PARKS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	September 30,	December 31,
	2019	2018
	(Unaudited)
ASSETS

Cash and cash equivalents	$6,749	$37,379

Real estate facilities, at cost
Land	837,891	762,731
Buildings and improvements	2,212,166	2,157,407

	3,050,057	2,920,138
Accumulated depreciation	(1,152,946)	(1,097,748)

	1,897,111	1,822,390
Properties held for sale, net	124,937	128,093
Land and building held for development	30,515	30,848

	2,052,563	1,981,331
Rent receivable	1,752	1,403
Deferred rent receivable	35,548	33,308
Other assets	21,122	15,173

Total assets	$2,117,734	$2,068,594

LIABILITIES AND EQUITY

Accrued and other liabilities	$92,252	$85,141
Credit facility	50,000	—

Total liabilities	142,252	85,141
Commitments and contingencies
Equity
PS Business Parks, Inc.’s shareholders’ equity
Preferred stock, $0.01 par value, 50,000,000 shares authorized, 38,390 shares issued and outstanding at September 30, 2019 and December 31, 2018, at liquidation preference	959,750	959,750
Common stock, $0.01 par value, 100,000,000 shares authorized, 27,435,139 and 27,362,101 shares issued and outstanding at September 30, 2019 and December 31, 2018, respectively	274	274
Paid-in capital	734,760	736,131
Accumulated earnings	64,775	69,207

Total PS Business Parks, Inc.’s shareholders’ equity	1,759,559	1,765,362
Noncontrolling interests	215,923	218,091

Total equity	1,975,482	1,983,453

Total liabilities and equity	$2,117,734	$2,068,594

PS BUSINESS PARKS, INC.

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

(Unaudited)

	For The Three Months		For The Nine Months
	Ended September 30,		Ended September 30,
	2019	2018	2019	2018

Rental income	$108,064	$103,808	$323,671	$309,391

Expenses
Cost of operations (1)	32,468	31,197	97,521	94,449
Depreciation and amortization	26,220	25,207	75,863	73,505
General and administrative (1) (2)	4,051	2,882	10,111	8,560

Total operating expenses	62,739	59,286	183,495	176,514

Interest and other income	1,384	488	2,766	1,066
Interest and other expense	(199)	(167)	(484)	(499)
Gain on sale of real estate facilities	—	—	—	85,283

Net income	46,510	44,843	142,458	218,727
Allocation to noncontrolling interests	(7,020)	(6,514)	(21,670)	(36,814)

Net income allocable to PS Business Parks, Inc.	39,490	38,329	120,788	181,913
Allocation to preferred shareholders	(12,959)	(12,959)	(38,877)	(38,921)
Allocation to restricted stock unit holders	(219)	(239)	(699)	(1,592)

Net income allocable to common shareholders	$26,312	$25,131	$81,212	$141,400

Net income per common share
Basic	$0.96	$0.92	$2.96	$5.18
Diluted	$0.96	$0.92	$2.95	$5.16

Weighted average common shares outstanding
Basic	27,432	27,339	27,411	27,310
Diluted	27,543	27,442	27,512	27,412

(1)

We have reclassified our divisional vice presidents’ compensation costs totaling $457,000 for the three months ended September 30, 2018, consisting of $305,000 of compensation costs and $152,000 of stock compensation expense, and $1.5 million for the nine months ended September 30, 2018, consisting of $995,000 of compensation costs and $466,000 of stock compensation expense, from cost of operations into general and administrative expenses on our consolidated statements of income in the three and nine months ended September 30, 2018 in order to conform to the current period presentation.

(2)

During the three and nine months ended September 30, 2019, we recorded a one-time charge to stock compensation expense of $1.1 million resulting from a modification to the Retirement Plan for Non-Employee Directors.

PS BUSINESS PARKS, INC.

Computation of Funds from Operations (“FFO”), Core FFO and Funds Available for Distribution (“FAD”)

(In thousands, except per share amounts)

(Unaudited)

	For The Three Months Ended September 30,		For The Nine Months Ended September 30,
	2019	2018	2019	2018
Net income allocable to common shareholders	$26,312	$25,131	$81,212	$141,400
Adjustments
Gain on sale of real estate facilities	—	—	—	(85,283)
Depreciation and amortization expense	26,220	25,207	75,863	73,505
Net income allocated to noncontrolling interests	7,020	6,514	21,670	36,814
Net income allocated to restricted stock unit holders	219	239	699	1,592
FFO (income) loss allocated to joint venture partner	(39)	(3)	(105)	8

FFO allocable to common and dilutive shares (1)	$59,732	$57,088	$179,339	$168,036

Core FFO allocable to common and dilutive shares (1)	$59,732	$57,088	179,339	168,036
Adjustments
Recurring capital improvements	(2,728)	(3,556)	(6,336)	(7,016)
Tenant improvements	(3,331)	(4,654)	(11,898)	(12,411)
Lease commissions	(2,654)	(2,504)	(6,027)	(6,277)
Straight-line rent	(977)	(981)	(2,286)	(2,325)
In-place lease adjustment	(20)	12	5	35
Tenant improvement reimbursement amortization, net of lease incentive amortization	(125)	(556)	(788)	(1,690)
Non-cash stock compensation expense	2,102	1,152	3,991	2,933
Cash paid for taxes in lieu of shares upon vesting of restricted stock units	(620)	(426)	(6,120)	(4,955)

FAD allocable to common and dilutive shares (2)	$51,379	$45,575	$149,880	$136,330

Distributions to common shareholders, noncontrolling interests and restricted stock unit holders	$36,728	$36,681	$110,132	$96,032
Distribution payout ratio	71.5%	80.5%	73.5%	70.4%

Reconciliation of Earnings per Share to FFO per Share
Net income per common share—diluted	$0.96	$0.92	$2.95	$5.16
Gain on sale of real estate facilities	—	—	—	(2.45)
Depreciation and amortization expense	0.75	0.72	2.18	2.10

FFO per share (1)	$1.71	$1.64	$5.13	$4.81

Weighted average outstanding
Common shares	27,432	27,339	27,411	27,310
Operating partnership units	7,305	7,305	7,305	7,305
Restricted stock units	113	163	126	183
Common share equivalents	111	103	101	102

Total common and dilutive shares	34,961	34,910	34,943	34,900

(1)

FFO and Core FFO are defined above. For the three and nine months ended September 30, 2019 and 2018, Core FFO was exactly equal to FFO as the Company did not incur any preferred share redemption charges or nonrecurring income or expenses in either period.

(2)	FAD is defined above.

PS BUSINESS PARKS, INC.

Reconciliation of Selected non-GAAP Measures to Analogous GAAP Measures

(Unaudited, in thousands)

	For The Three Months			For The Nine Months
	Ended September 30,			Ended September 30,
	2019	2018	Change	2019	2018	Change
Rental income
Same Park (1)	$96,234	$92,356	4.2%	$287,872	$275,976	4.3%
Non-Same Park	3,598	2,355	52.8%	9,508	2,982	218.8%
Multifamily	2,519	1,895	32.9%	7,492	5,057	48.2%
Assets sold or held for sale (2)	5,713	7,202	(20.7%)	18,799	25,376	(25.9%)

Total rental income	108,064	103,808	4.1%	323,671	309,391	4.6%

Cost of operations (3)
Same Park	27,724	26,252	5.6%	83,113	79,840	4.1%
Non-Same Park	1,137	753	51.0%	3,304	977	238.2%
Multifamily	1,045	1,043	0.2%	3,118	3,013	3.5%
Assets sold or held for sale (2)	2,253	2,793	(19.3%)	7,076	9,556	(26.0%)
Stock compensation expense (4)	309	356	(13.2%)	910	1,063	(14.4%)

Total cost of operations	32,468	31,197	4.1%	97,521	94,449	3.3%

Net operating income (3)
Same Park	68,510	66,104	3.6%	204,759	196,136	4.4%
Non-Same Park	2,461	1,602	53.6%	6,204	2,005	209.4%
Multifamily	1,474	852	73.0%	4,374	2,044	114.0%
Assets sold or held for sale (2) (5)	3,460	4,409	(21.5%)	11,723	15,820	(25.9%)
Stock compensation expense (4)	(309)	(356)	(13.2%)	(910)	(1,063)	(14.4%)
Depreciation and amortization expense	(26,220)	(25,207)	4.0%	(75,863)	(73,505)	3.2%
General and administrative expense (3)	(4,051)	(2,882)	40.6%	(10,111)	(8,560)	18.1%
Interest and other income	1,384	488	183.6%	2,766	1,066	159.5%
Interest and other expense	(199)	(167)	19.2%	(484)	(499)	(3.0%)
Gain on sale of real estate facilities	—	—	—	—	85,283	(100.0%)

Net income	$46,510	$44,843	3.7%	$142,458	$218,727	(34.9%)

(1)

Same Park rental income includes lease buyout income of $183,000 and $213,000 for the three months ended September 30, 2019 and 2018, respectively, and $1.1 million and $463,000 for the nine months ended September 30, 2019 and 2018, respectively.

(2)

Amounts for the three and nine months ended September 30, 2019 reflect the operating results related to 1.3 million square feet of flex and office assets held for sale as of September 30, 2019; amounts shown for the three and nine months ended September 30, 2018 reflect the operating results related to 1.3 million square feet of flex and office assets held for sale as of September 30, 2019 as well as operating results related to 899,000 square feet of assets sold in 2018.

(3)

We have reclassified our divisional vice presidents’ compensation costs totaling $457,000 and $1.5 million for the three and nine months ended September 30, 2018, respectively, from cost of operations into general and administrative expenses on our consolidated statements of income in the three and nine months ended September 30, 2018 in order to conform to the current period presentation. Of this amount, $152,000 and $466,000 of stock compensation expense for the three and nine months, respectively, have previously been excluded from NOI.

(4)

Stock compensation expense, as shown here, represents stock compensation expense for employees whose compensation expense is recorded in cost of operations. Note that stock compensation expense attributable to our executive management team (including divisional vice presidents) and other corporate employees is recorded within general and administrative expense.

(5)

NOI from assets held for sale was $3.5 million and $4.2 million for the three months ended September 30, 2019 and 2018, respectively, and $11.7 million and $12.8 million for the nine months ended September 30, 2019 and 2018, respectively. The three and nine months 2018 remaining NOI balances relate to assets sold during 2018.